                               TERM LOAN AGREEMENT

                          Dated as of November 4, 1996
                                      among
                          DEP CORPORATION, AS BORROWER
                   CITY NATIONAL BANK, AS CO-AGENT for Lenders
                                       and
               FOOTHILL CAPITAL CORPORATION, AS AGENT for Lenders
                                   and Others














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                                TABLE OF CONTENTS


                                                                            PAGE

     ARTICLE I - DEFINITIONS AND ACCOUNTING TERMS. . . . . . . . . . . . . .   2
           SECTION 1.1.  Certain Defined Terms . . . . . . . . . . . . . . .   2
           SECTION 1.2.  Computation of Time Periods . . . . . . . . . . . .  14
           SECTION 1.3.  Accounting Terms. . . . . . . . . . . . . . . . . .  14

     ARTICLE II - AMOUNTS AND TERMS OF THE ADVANCES. . . . . . . . . . . . .  14
           SECTION 2.1.  The Advances. . . . . . . . . . . . . . . . . . . .  14
           SECTION 2.2.  Repayment . . . . . . . . . . . . . . . . . . . . .  14
              (a) Monthly Principal Payments . . . . . . . . . . . . . . . .  15
              (b) Quarterly Principal Payments . . . . . . . . . . . . . . .  15
              (c) Final Principal Payment. . . . . . . . . . . . . . . . . .  16
           SECTION 2.3.  Optional Prepayments. . . . . . . . . . . . . . . .  16
           SECTION 2.4.  Mandatory Prepayments . . . . . . . . . . . . . . .  16
              (a) Net Cash Proceeds. . . . . . . . . . . . . . . . . . . . .  16
              (b) Change of Control. . . . . . . . . . . . . . . . . . . . .  17
              (c) Seller Litigation. . . . . . . . . . . . . . . . . . . . .  17
              (d) Payment of Interest. . . . . . . . . . . . . . . . . . . .  17
           SECTION 2.5.  Interest. . . . . . . . . . . . . . . . . . . . . .  17
              (a) Ordinary Interest. . . . . . . . . . . . . . . . . . . . .  17
              (b) Default Interest . . . . . . . . . . . . . . . . . . . . .  17
           SECTION 2.6.  Agent's Fees. . . . . . . . . . . . . . . . . . . .  18
           SECTION 2.7.  Payments and Computations . . . . . . . . . . . . .  18
              (a) Payments . . . . . . . . . . . . . . . . . . . . . . . . .  18
              (b) Computations of Interest . . . . . . . . . . . . . . . . .  18
              (c) Business Day . . . . . . . . . . . . . . . . . . . . . . .  18
              (d) Assumption of Payment by Borrower. . . . . . . . . . . . .  19
           SECTION 2.8.  Taxes . . . . . . . . . . . . . . . . . . . . . . .  19
              (a) Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .  19
              (b) Other Taxes. . . . . . . . . . . . . . . . . . . . . . . .  19
              (c) Payment of Taxes . . . . . . . . . . . . . . . . . . . . .  19
              (d) Receipts . . . . . . . . . . . . . . . . . . . . . . . . .  20
              (e) Lender Forms . . . . . . . . . . . . . . . . . . . . . . .  20
              (f) Failure to Provide Forms . . . . . . . . . . . . . . . . .  20
              (g) Survival . . . . . . . . . . . . . . . . . . . . . . . . .  21
              (h) Minimize Taxes . . . . . . . . . . . . . . . . . . . . . .  21
           SECTION 2.9.  Sharing of Payments, Etc. . . . . . . . . . . . . .  21
           SECTION 2.10.  Defaulting Lenders . . . . . . . . . . . . . . . .  22
              (a) Payments of Defaulted Amounts. . . . . . . . . . . . . . .  22
              (b) Payments to Defaulting Lenders . . . . . . . . . . . . . .  22
              (c) Rights and Remedies. . . . . . . . . . . . . . . . . . . .  23

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                                                                            PAGE

              (d) Satisfaction . . . . . . . . . . . . . . . . . . . . . . .  23

     ARTICLE III - CONDITIONS OF LENDING . . . . . . . . . . . . . . . . . .  24
           SECTION 3.1.  Delivery of Documents . . . . . . . . . . . . . . .  24

     ARTICLE IV - REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . .  25
           SECTION 4.1.  Representations and Warranties of Borrower. . . . .  25
              (a) Organization and Authority . . . . . . . . . . . . . . . .  25
              (b) Subsidiaries . . . . . . . . . . . . . . . . . . . . . . .  25
              (c) Corporate Power. . . . . . . . . . . . . . . . . . . . . .  25
              (d) Government Consents. . . . . . . . . . . . . . . . . . . .  26
              (e) Enforceability . . . . . . . . . . . . . . . . . . . . . .  26
              (f) Litigation . . . . . . . . . . . . . . . . . . . . . . . .  26
              (g) Margin Stock . . . . . . . . . . . . . . . . . . . . . . .  26
              (h) ERISA Event. . . . . . . . . . . . . . . . . . . . . . . .  27
              (i) Withdrawal Liability . . . . . . . . . . . . . . . . . . .  27
              (j) Multiemployer Plans. . . . . . . . . . . . . . . . . . . .  27
              (k) Other Events . . . . . . . . . . . . . . . . . . . . . . .  27
              (l) Compliance With Environmental Laws . . . . . . . . . . . .  27
              (m) National Priorities List . . . . . . . . . . . . . . . . .  27
              (n) Hazardous Materials. . . . . . . . . . . . . . . . . . . .  27
              (o) Other Agreements . . . . . . . . . . . . . . . . . . . . .  28
              (p) Tax Returns. . . . . . . . . . . . . . . . . . . . . . . .  28
              (q) Open Years . . . . . . . . . . . . . . . . . . . . . . . .  28
              (r) Federal Adjustments. . . . . . . . . . . . . . . . . . . .  28
              (s) State and Local Adjustments. . . . . . . . . . . . . . . .  28
              (t) Investment Company . . . . . . . . . . . . . . . . . . . .  28
              (u) Solvent. . . . . . . . . . . . . . . . . . . . . . . . . .  29
              (v) Owned Real Property. . . . . . . . . . . . . . . . . . . .  29
              (w) Leased Real Property . . . . . . . . . . . . . . . . . . .  29
              (x) Investments. . . . . . . . . . . . . . . . . . . . . . . .  29
              (y) Intellectual Property. . . . . . . . . . . . . . . . . . .  29
              (z) Employment Arrangements. . . . . . . . . . . . . . . . . .  29

     ARTICLE V - COVENANTS OF BORROWER . . . . . . . . . . . . . . . . . . .  30
           SECTION 5.1.  Affirmative Covenants . . . . . . . . . . . . . . .  30
              (a) Compliance With Laws, Etc. . . . . . . . . . . . . . . . .  30
              (b) Payment of Taxes, Etc. . . . . . . . . . . . . . . . . . .  30
              (c) Compliance With Environmental Laws . . . . . . . . . . . .  30
              (d) Maintenance of Insurance . . . . . . . . . . . . . . . . .  30
              (e) Preservation of Corporate Existence, Etc.. . . . . . . . .  31
              (f) Visitation Rights. . . . . . . . . . . . . . . . . . . . .  31
              (g) Plan Contributions . . . . . . . . . . . . . . . . . . . .  31

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                                                                            PAGE

              (h) Keeping of Books . . . . . . . . . . . . . . . . . . . . .  31
              (i) Maintenance of Properties, Etc.. . . . . . . . . . . . . .  31
              (j) Compliance With Terms of Leaseholds. . . . . . . . . . . .  31
              (k) Transactions With Affiliates . . . . . . . . . . . . . . .  31
              (l) Cash Concentration Accounts. . . . . . . . . . . . . . . .  31
              (m) Additional Subsidiary Guaranties, Etc. . . . . . . . . . .  32
           SECTION 5.2.  Negative Covenants. . . . . . . . . . . . . . . . .  32
              (a) Liens, Etc.. . . . . . . . . . . . . . . . . . . . . . . .  32
              (b) Debt.. . . . . . . . . . . . . . . . . . . . . . . . . . .  32
              (c) Lease Obligations. . . . . . . . . . . . . . . . . . . . .  33
              (d) Mergers, Etc.. . . . . . . . . . . . . . . . . . . . . . .  33
              (e) Investments in Other Persons.. . . . . . . . . . . . . . .  34
              (f) Dividends, Etc.. . . . . . . . . . . . . . . . . . . . . .  34
              (g) Accounting Changes . . . . . . . . . . . . . . . . . . . .  35
              (h) Prepayments, Etc. of Debt. . . . . . . . . . . . . . . . .  35
              (i) Partnerships . . . . . . . . . . . . . . . . . . . . . . .  35
              (j) Payments Pursuant to Plan of Reorganization. . . . . . . .  35
           SECTION 5.3.  Reporting Requirements. . . . . . . . . . . . . . .  35
              (a) Default Notice . . . . . . . . . . . . . . . . . . . . . .  35
              (b) Monthly Financials . . . . . . . . . . . . . . . . . . . .  35
              (c) Quarterly Financials . . . . . . . . . . . . . . . . . . .  36
              (d) Annual Financials. . . . . . . . . . . . . . . . . . . . .  36
              (e) Annual Forecasts . . . . . . . . . . . . . . . . . . . . .  37
              (f) ERISA Events . . . . . . . . . . . . . . . . . . . . . . .  37
              (g) Plan Terminations. . . . . . . . . . . . . . . . . . . . .  37
              (h) Plan Annual Reports. . . . . . . . . . . . . . . . . . . .  37
              (i) Multiemployer Plan Notices . . . . . . . . . . . . . . . .  37
              (j) Litigation . . . . . . . . . . . . . . . . . . . . . . . .  38
              (k) Securities Reports . . . . . . . . . . . . . . . . . . . .  38
              (l) Creditor Reports . . . . . . . . . . . . . . . . . . . . .  38
              (m) Agreement Notices. . . . . . . . . . . . . . . . . . . . .  38
              (n) Environmental Conditions . . . . . . . . . . . . . . . . .  38
              (o) Change of Control Notice . . . . . . . . . . . . . . . . .  38
              (p) Other Information. . . . . . . . . . . . . . . . . . . . .  39
           SECTION 5.4.  Financial Covenants . . . . . . . . . . . . . . . .  39
              (a) Working Capital. . . . . . . . . . . . . . . . . . . . . .  39
              (b) Fixed Charge Coverage Ratio. . . . . . . . . . . . . . . .  39
              (c) Capital Expenditures . . . . . . . . . . . . . . . . . . .  39
              (d) Leverage Ratio . . . . . . . . . . . . . . . . . . . . . .  40
              (e) Calculation. . . . . . . . . . . . . . . . . . . . . . . .  40

     ARTICLE VI - EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . .  40
           SECTION 6.1.  Events of Default . . . . . . . . . . . . . . . . .  40

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                                                                            PAGE

              (a) Payment. . . . . . . . . . . . . . . . . . . . . . . . . .  40
              (b) Representations and Warranties . . . . . . . . . . . . . .  40
              (c) Certain Covenants. . . . . . . . . . . . . . . . . . . . .  40
              (d) Covenants. . . . . . . . . . . . . . . . . . . . . . . . .  41
              (e) Debt . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
              (f) Insolvency . . . . . . . . . . . . . . . . . . . . . . . .  41
              (g) Monetary Judgments . . . . . . . . . . . . . . . . . . . .  42
              (h) Non-monetary Judgments . . . . . . . . . . . . . . . . . .  42
              (i) Loan Documents . . . . . . . . . . . . . . . . . . . . . .  42
              (j) Collateral Documents . . . . . . . . . . . . . . . . . . .  42
              (k) ERISA Events . . . . . . . . . . . . . . . . . . . . . . .  42
              (l) Withdrawal Liability . . . . . . . . . . . . . . . . . . .  42
              (m) Multiemployer Plans. . . . . . . . . . . . . . . . . . . .  42

     ARTICLE VII - AGENT . . . . . . . . . . . . . . . . . . . . . . . . . .  43
           SECTION 7.1.  Authorization and Action. . . . . . . . . . . . . .  43
           SECTION 7.2.  Agent's Reliance, Etc.. . . . . . . . . . . . . . .  43
           SECTION 7.3.  Foothill and Affiliates . . . . . . . . . . . . . .  44
           SECTION 7.4.  Lender Credit Decision. . . . . . . . . . . . . . .  44
           SECTION 7.5.  Indemnification . . . . . . . . . . . . . . . . . .  44
           SECTION 7.6.  Successor Agents. . . . . . . . . . . . . . . . . .  45
           SECTION 7.7.  Co-Agent. . . . . . . . . . . . . . . . . . . . . .  45
           SECTION 7.8.  Reports Prepared by Agent . . . . . . . . . . . . .  45

     ARTICLE VIII - MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . .  46
           SECTION 8.1.  Amendments, Etc.. . . . . . . . . . . . . . . . . .  46
           SECTION 8.2.  Notices, Etc. . . . . . . . . . . . . . . . . . . .  46
           SECTION 8.3.  No Waiver; Remedies.. . . . . . . . . . . . . . . .  46
           SECTION 8.4.  Costs and Expenses. . . . . . . . . . . . . . . . .  47
           SECTION 8.5.  Right of Set-off. . . . . . . . . . . . . . . . . .  47
           SECTION 8.6.  Binding Effect. . . . . . . . . . . . . . . . . . .  47
           SECTION 8.7.  Assignments and Participations. . . . . . . . . . .  47
              (a) Assignments. . . . . . . . . . . . . . . . . . . . . . . .  47
              (b) Effect of Assignment . . . . . . . . . . . . . . . . . . .  48
              (c) Register . . . . . . . . . . . . . . . . . . . . . . . . .  48
              (d) Notes. . . . . . . . . . . . . . . . . . . . . . . . . . .  49
              (e) Participation. . . . . . . . . . . . . . . . . . . . . . .  49
              (f) Disclosure . . . . . . . . . . . . . . . . . . . . . . . .  49
              (g) Assignment to Federal Reserve Board. . . . . . . . . . . .  50
              (h) Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .  50
           SECTION 8.8.  Headings. . . . . . . . . . . . . . . . . . . . . .  50
           SECTION 8.9.  Consent to Jurisdiction . . . . . . . . . . . . . .  50
              (a) Jurisdiction . . . . . . . . . . . . . . . . . . . . . . .  50

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                                                                            Page

              (b) Legal Process. . . . . . . . . . . . . . . . . . . . . . .  50
           SECTION 8.10.  Confidentiality. . . . . . . . . . . . . . . . . .  50
           SECTION 8.11.  Severability . . . . . . . . . . . . . . . . . . .  51
           SECTION 8.12.  GOVERNING LAW. . . . . . . . . . . . . . . . . . .  51
           SECTION 8.13.  Execution in Counterparts. . . . . . . . . . . . .  51
                                LIST OF EXHIBITS

Exhibit A           --   Form of Note
Exhibit B           --   Form of Security Agreement
Exhibit C           --   Form of Confirmation and Grant of Security Interest in
                         Trademarks
Exhibit D           --   Form of Guaranty
Exhibit E           --   Form of Compliance Certificate
Exhibit F           --   Form of Assignment and Acceptance
Exhibit G           --   Form of Release Agreement
Exhibit H           --   Form of Warrant Agreement


                                LIST OF SCHEDULES

Schedule 1.1  --                        List of Lenders
Schedule 3.1(c)                    --   Evidence of Insurance
Schedule 4.1(b)                    --   List of Subsidiaries
Schedule 4.1(d)                    --   List of Authorizations, Approvals and
                                        Notices
Schedule 4.1(f)                    --   List of Litigation
Schedule 4.1(q)                    --   List of Open Tax Years
Schedule 4.1(r)                    --   List of Unpaid Proposed Federal
                                        Adjustments to Open Years
Schedule 4.1(s)                    --   List of Unpaid Proposed State, Local and
                                        Foreign Adjustments to Open Years
Schedule 4.1(v)                    --   List of Owned Real Property
Schedule 4.1(w)                    --   List of Leased Real Property
Schedule 4.1(x)                    --   List of Existing Investments
Schedule 4.1(y)                    --   List of Patents, Trademarks, Trade
                                        Names, Service Marks and Copyrights
Schedule 4.1(z)                    --   List of Employment Agreements, Executive
                                        Compensation Arrangements and Agreements
                                        Relating to Voting or Disposition of
                                        Stock
Schedule 5.2(b)                    --   List of Existing Debt
Schedule 5.2(c)                    --   List of Existing Liens

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          TERM LOAN AGREEMENT, dated as of November 4, 1996 (this "AGREEMENT"), among DEP CORPORATION, a Delaware corporation ("BORROWER"), the lenders ("LENDERS") listed on the signature pages hereof, CITY NATIONAL BANK, as co-agent (the "CO-AGENT") for Lenders (as hereinafter defined) hereunder, and FOOTHILL CAPITAL CORPORATION ("FOOTHILL"), as Agent ("AGENT") for Lenders. As used herein, the term "Lenders" includes Lenders listed on the signature pages hereof and/or their predecessors in interest, as the context may require.

PRELIMINARY STATEMENTS:

          (1) Pursuant to the Asset Purchase Agreement, dated as of July 9, 1993, between Borrower and S.C. Johnson & Son, Inc. (the "SELLER"), Borrower acquired the Agree and Halsa product lines and certain assets relating thereto from the Seller (the "ACQUISITION").

          (2) In connection with the Acquisition, Lenders made a term loan of $45,000,000 to Borrower in order to pay to the Seller the cash consideration for the Acquisition.

          (3) In connection with the Acquisition, Lenders also made available to Borrower up to $35,000,000 of credit on a fully revolving basis to pay the transaction fees and expenses related to the Acquisition, to refinance the Obligations of Borrower existing on the Closing Date under or pursuant to the Revolving Credit Agreement dated as of November 30, 1990, as amended among Borrower, Citibank and City National Bank as lenders, and Citibank, N.A. as agent for such lenders, and to provide working capital for Borrower and its Subsidiaries.

          (4) On April 1, 1996 (the "PETITION DATE"), Borrower filed for protection under Chapter 11 of the Bankruptcy Code;

          (5) This Agreement is made pursuant to a Plan of Reorganization (the "PLAN OF REORGANIZATION") which has been approved pursuant to Chapter 11 of the Bankruptcy Code. The Plan of Reorganization (including the terms defined therein) is incorporated herein by this reference as if fully set forth herein.

          (6) Pursuant to the Plan of Reorganization, the Allowed Claims of Lenders are classified in Class 1.

          (7) Pursuant to the Plan of Reorganization, the following shall be added to the principal balance of loans under the Bank Credit Agreement (as defined in the Plan of Reorganization): (i) the Professional Fee Amount; and
(ii) all but $150,000 of the Allowed Class 1 506(b) Postpetition Interest Claims (as defined in the Plan Reorganization) which is referred to herein as the "LENDER EFFECTIVE DATE ALLOWED CLAIM."

          (8) Conditioned upon the occurrence of the Effective Date (as defined in the Plan of Reorganization), the terms of the Plan of Reorganization and this Agreement are binding on Borrower and Lenders.

          (9) This Agreement is subject to the terms of the Plan of Reorganization, and in the event of any inconsistency between this Agreement and the Plan of Reorganization, the Plan of Reorganization shall control.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is hereby provided as follows:


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ACQUISITION" has the meaning specified in Preliminary Statement (1).

          "ACQUISITION DOCUMENTS" means the final documentation relating to the Acquisition.

          "ADVANCE" has the meaning specified in Section 2.1.

          "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "AGENT" has the meaning specified in the Plan of Reorganization.

          "AGENT'S ACCOUNT" means the account maintained by the Agent with Chase Manhattan, 4 New York Plaza, New York, New York 10004, ABA 021000021, Credit Foothill Capital Corporation, Acct. No. 323-266193 (re: DEP Corporation) or such other deposit account as Agent may from time to time specify in writing to Borrower and Lenders.

          "AGREEMENT" has the meaning provided in the first paragraph of this Agreement.

          "ALLOWED CLAIM" has the meaning specified in the Plan of Reorganization.

          "ALLOWED CLASS 1 506(b) POSTPETITION INTEREST CLAIMS" has the meaning specified in the Plan of Reorganization.

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by Agent, in accordance with Section 8.7 and in substantially the form of Exhibit F hereto.

          "BANKRUPTCY CODE" means Title 11 of the United States Code, as now or hereafter in effect, or any successor statute.

          "BORROWER" has the meaning specified in the recital of parties to this Agreement.

          "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City.

          "CAPITAL EXPENDITURES" means, for any period, all expenditures during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have a useful life of more than one year.

          "CAPITALIZED LEASES" of any Person means all obligations of such Person as lessee under Leases that have been or should be, in accordance with GAAP, recorded as Capital Leases.

          "CASH EQUIVALENTS" means any of the following, to the extent owned by Borrower free and clear of all Liens (other than Permitted Liens) and having a maturity of not greater than 90 days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper in an aggregate amount of no more than $500,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Services, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Corporation, or (d) interests in mutual funds or money market funds which invest exclusively in the obligations described in clauses (a) through (c) above (without regard to the per issuer limitation).

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

          "CHANGE OF CONTROL" means the occurrence of (i) any Person or two or more Persons acting in concert shall have acquired (by an acquisition approved by the board of directors of Borrower) beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of
1934), directly or indirectly, of common stock of Borrower (or other securities convertible into such common stock) representing 26% or more of the combined voting power of all common stock of Borrower, (ii) at any time, Robert Berglass and his Affiliates shall collectively own beneficially (including having the right to vote) less than 26% of the combined voting power of all common stock of Borrower or (iii) at any time, the majority of the board of directors of Borrower is not comprised of `Continuing Directors', which term shall mean those individuals who on the Effective Date were directors of Borrower and those individuals subsequently elected or appointed whose election or appointment was recommended or approved by a majority of the Continuing Directors.

          "CHASE MANHATTAN" means The Chase Manhattan Bank and its successors.

          "CLASS 1 WARRANTS" has the meaning specified in the Plan of Reorganization.

          "CLOSING DATE" means August 6, 1993.

          "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is subject to any Lien granted from time to time in favor of Agent for the benefit of Lenders to secure payment of any of the Obligations under the Loan Documents.

          "COLLATERAL DOCUMENTS" means the Security Agreement, the Confirmation and Grant of Security Interest in Trademarks, and all other agreements or instruments delivered to Agent for the benefit of Lenders from time to time to secure payment of any of the Obligations under the Loan Documents, in each case as amended, supplemented or otherwise modified from time to time.

          "CONFIDENTIAL INFORMATION" means information that Borrower furnishes to Agent or any Lender on a confidential basis, but does not include any such information that is or becomes generally available to the public (other than information that is or becomes available to the public as a result of disclosure by Agent or any Lender in violation of Section 8.10) or that is or becomes available to Agent or such Lender from a source other than Borrower or any agent of Borrower.

          "CONFIRMATION AND GRANT OF SECURITY INTEREST IN TRADEMARKS" means a confirmation and grant of security interest in trademarks from a Grantor in favor of Agent for the benefit of Lenders in substantially the form of Exhibit C.

          "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

          "CONSOLIDATED NET WORTH" means, as of any date of determination, all amounts which would in conformity with GAAP be included under stockholders' equity in a Consolidated balance sheet of Borrower and its Subsidiaries as of such date, minus (to the extent not otherwise deducted in accordance with GAAP) the carrying value of (a) treasury stock and capital stock, intercompany obligations or other securities of, or capital contributions to or investments in, any Subsidiary and (b) any write-up in the book value of an asset resulting from any revaluation thereof after July 31, 1996.


          "CONSOLIDATED TOTAL LIABILITIES" means all obligations (including without limitation all Debt) of Borrower and its Subsidiaries which in accordance with GAAP would be included in determining total liabilities on a Consolidated balance sheet of Borrower and its Subsidiaries.

          "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

          "CURRENT LIABILITIES" of any person means all items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person, EXCLUDING, HOWEVER, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

          "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables that are incurred in the ordinary course of such Person's business); (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all Capitalized Leases of such Person; (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities; (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all Debt of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered), or (iv) otherwise to assure a creditor against loss; and (i) all Debt referred to in clauses (a) through (g) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property

(including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; PROVIDED, HOWEVER, that in the case of Borrower and its Subsidiaries, Debt shall not include any indebtedness owed by any Subsidiary of Borrower to Borrower or by Borrower to any Subsidiary of Borrower, PROVIDED that if any such indebtedness is evidenced by a document or instrument, the same is pledged pursuant to the appropriate Security Agreement and, if not so evidenced, is at its creation effectively pledged (by book entry, notation or otherwise) to Agent.

          "DEP COMMON STOCK" means the Common Stock, par value $0.01, of Borrower, after giving effect to the Plan of Reorganization.

          "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "DEFAULTED AMOUNT" means, with respect to any Lender at any time, any amount required to be paid by such Lender to Agent or any other Lender hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) any other Lender pursuant to Section 2.9 to purchase any participation in Advances owing to such other Lender and (b) Agent pursuant to Section 7.5 to reimburse Agent for such Lender's ratable share of any amount required to be paid by Lenders to Agent as provided therein.

          "DEFAULTING LENDER" means, at any time, any Lender that, at such time,
(a) owes a Defaulted Amount or (b) shall take or be the subject of any action or proceeding of a type described in Section 6.1(f).

          "DISCLOSED LITIGATION" has the meaning specified in Section 4.1(f).

          "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender situated in the United States of America which it specifies as its "Domestic Lending Office" opposite its name on Schedule 1.1 hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender situated in the United States of America as such Lender may from time to time specify to Borrower and Agent.

          "EBITDA" means, for any period, net income (or net loss) PLUS the sum of (a) interest expense, (b) income tax expense (or credit), (c) depreciation expense, and (d) amortization expense, in each case determined in accordance with GAAP for such period.

          "EFFECTIVE DATE" means the date the Plan of Reorganization became or becomes effective in accordance with the Plan of Reorganization.

          "ELIGIBLE ASSIGNEE" means (a) any Lender, (b) any Affiliate of any Lender, and (c) any other bank or other financial institution approved in writing by Borrower and Agent as an Eligible Assignee for purposes of this Agreement, PROVIDED that Borrower's approval shall not be unreasonably withheld.

          "ENVIRONMENTAL ACTION" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit including, without limitation, (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "ENVIRONMENTAL LAW" means any federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree, determination or award relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act.

          "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA AFFILIATE" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA EVENT" with respect to any Person means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
(e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "EVENTS OF DEFAULT" has the meaning specified in Section 6.1.

          "EXISTING DEBT" means Debt of Borrower and its Subsidiaries outstanding immediately before the Effective Date and listed on Schedule 5.2(b) or provided for by the Plan of Reorganization.

          "EXISTING LIENS" means Liens on the assets of Borrower and its Subsidiaries existing immediately prior to the Effective Date and listed on
Schedule 5.2(c) or provided for by the Plan of Reorganization.

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

          "FOOTHILL" has the meaning specified in the recital of parties to this Agreement.


          "FUNDED DEBT" of any Person means Debt of such Person that by its terms matures more than one year after the date of creation or determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination and including, in the case of Borrower, Debt under the Notes.

          "GAAP" has the meaning specified in Section 1.3.

          "GRANTOR" means any Person who from time to time executes a Collateral Document, or any Person who from time to time grants a Lien in favor of Agent for the benefit of Lenders to secure payment of any of the Obligations under the Loan Documents.

          "GUARANTY" means the guaranty of payment in favor of Agent for the benefit of Lenders in substantially the form of Exhibit D.

          "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and radon gas, (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

          "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clauses (h) and (i) of the definition of "Debt" in respect of such Person, but excluding (i) loans or advances on account of trade credit given in the ordinary course of Borrower's business and (ii) lease payments or other expenditures incurred in the ordinary course of Borrower's business or expenditures which would be considered ordinary course expenditures by the standards or trade customs of the industry in which Borrower operates.

          "LENDER EFFECTIVE DATE ALLOWED CLAIM" has the meaning specified in the recital of the parties.

          "LENDERS" has the meaning specified in the first paragraph of this Agreement.

          "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.


          "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranty, and the Collateral Documents.

          "LOCKBOX ACCOUNT" has the meaning specified in the Security Agreement.

          "MARGIN STOCK" has the meaning specified in Regulation G and Regulation U.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of Agent or any

Lender under any Loan Document or (c) the ability of Borrower to perform its Obligations under any Loan Document to which it is or is to be a party.

          "MULTIEMPLOYER PLAN" of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "MULTIPLE EMPLOYER PLAN" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under
Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Debt or capital stock, any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock by any Person, the aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction after deducting therefrom only (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions; (b) the amount of taxes payable in connection with or as a result of such transaction; (c) all other reasonable out-of-pocket expenses incurred in connection with or as a result of such transaction; and (d) the amount of any Debt (excluding intercompany Debt) that is secured by a Lien on such asset which, by the terms of such transaction, is required to be repaid upon such disposition or that would, if secured by a Lien, create with such a Lien a "purchase money security interest" within the meaning of Section 9107 of the California Uniform Commercial Code, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject thereof.

          "NOTE" means a promissory note of Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the indebtedness of Borrower to such Lender resulting from the Advance of such Lender.

          "OBLIGATION" means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.1(f). Without limiting the generality of the foregoing, the Obligations of Borrower under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by Borrower under any Loan Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of Borrower.

          "OPEN YEAR" has the meaning specified in Section 4.1(q).

          "OTHER TAXES" has the meaning specified in Section 2.8(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor.

          "PERMITTED LIENS" means the following:

               (i) Liens for taxes, assessments and governmental charges or levies which are not yet due and payable or which may be paid after the due date without penalty or which are being contested in good faith through appropriate proceedings, provided however, that Borrower shall have set aside adequate reserves in accordance with GAAP with respect to any contested tax, assessment or charge;

               (ii) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 60 days or which are being contested in good faith through appropriate actions, provided, however, that Borrower shall have set aside adequate reserves in accordance with GAAP with respect to such contested obligations;

               (iii) Liens arising from judgment or awards which do not create an Event of Default pursuant to Section 6.1(g) or 6.1(h) or with respect to which Borrower has obtained a stay of execution pending appeal, provided, however, that Borrower shall have posted a bond which satisfies the legal requirements applicable to such appeal, and provided, further, that Borrower shall have set aside adequate reserves in accordance with GAAP with respect to such contested judgment or award;

               (iv) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations;

               (v)  Existing Liens;

               (vi) Liens created by the Loan Documents or in favor of Agent in connection therewith;

               (vii) purchase money Liens upon or in property acquired or held by Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided, further, that the aggregate principal amount of Debt of Borrower and its Subsidiaries on a Consolidated basis secured by Liens permitted by this clause (vii) shall not exceed $2,200,000 at any time outstanding and that any such Debt shall not otherwise be prohibited by the terms of the Loan Documents;

               (viii) Liens arising in connection with Capitalized Leases in an aggregate principal amount for Borrower and its Subsidiaries on a Consolidated basis not to exceed $2,000,000 at any time outstanding; and

               (ix) the replacement, extension or renewal of any Lien permitted by clauses (v) through (viii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

          "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

          "PLAN OF REORGANIZATION" has the meaning specified in Preliminary Statement (5).

          "PREFERRED STOCK" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

          "PRIME RATE" means the "prime rate" as published from time to time in THE WALL STREET JOURNAL, national edition, representing the base rate for corporate loans, as reflected therein.

          "PRINCIPAL SUBSIDIARY" means any Subsidiary of Borrower whose total assets constitute over 5% of the Consolidated total assets of Borrower and its Subsidiaries at such time; and "Principal Subsidiaries" means all of such corporations and Subsidiaries.

          "PROFESSIONAL FEE AMOUNT" means $975,000.

          "REDEEMABLE" means, with respect to any capital stock, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or
(b) is redeemable at the option of the holder.

          "REGISTER" has the meaning specified in Section 8.7(c).

          "REGULATION G" and "REGULATION U" mean Regulation G and Regulation U, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "REORGANIZATION EXPENSES" means expenses incurred by Borrower in connection with its proceeding under the Bankruptcy Code and the Plan of Reorganization.

          "REQUIRED LENDERS" means at any time Lenders owed or holding more than 50% of the aggregate principal amount of the Advances outstanding at such time; provided, however, if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time the aggregate principal amount of the Advances made by such Lender and outstanding at such time.

          "SECURITY AGREEMENT" means a security agreement granting Liens on Collateral consisting of personal property and fixtures executed by a Grantor in favor of Agent for the benefit of Lenders in substantially the form, in the case of Borrower, of Exhibit B.

          "SELLER" has the meaning specified in Preliminary Statement (1).

          "SELLER LITIGATION" means any civil action or other proceeding brought by Borrower or any of its Subsidiaries against the Seller, whether arising under the Bankruptcy Code or otherwise, relating to the Acquisition or the assets and liabilities acquired or assumed by Borrower in connection therewith.

          "SINGLE EMPLOYER PLAN" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the value of the property of such Person at fair valuation is greater than the debts of such Person at fair valuation,
(b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

          "SUBORDINATED DEBT" means any Debt of Borrower that is subordinated to the Obligations of Borrower under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders.

          "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the aggregate general partners' or joint venturers' interest in the capital or profits of such partnership or joint venture or (c) the controlling interest, by contract or otherwise, in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "TAXES" has the meaning specified in Section 2.8(a).

          "TERMINATION DATE" means the date of the repayment in full of all amounts due hereunder.

          "VOTING STOCK" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

          "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.2. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.3. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles ("GAAP").


                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.1. THE ADVANCES. On the Effective Date, an amount equal to the Lender Effective Date Allowed Claim shall be deemed to constitute an advance (an "ADVANCE") hereunder.

          SECTION 2.2. REPAYMENT. Borrower shall repay to Agent for the ratable account of Lenders the aggregate outstanding principal amount of the Advances (as of the Effective Date) as follows:

               (a) MONTHLY PRINCIPAL PAYMENTS. Borrower shall make twelve monthly principal payments in an amount equal to one-twelfth of the Professional Fee Amount. These monthly payments shall be made on the first day of the first calendar month following the Effective Date and on the first day of each of the subsequent eleven calendar months thereafter.

               (b) QUARTERLY PRINCIPAL PAYMENTS. In addition to the principal payments required pursuant to Section 2.2(a), Borrower shall make quarterly principal payments in accordance with the following table:


               PAYMENT DATE                                PRINCIPAL AMOUNT
     -----------------------------------------------       ----------------

     Later of Effective Date or September 30, 1996             $  100,000

     December 31, 1996                                         $  100,000

     March 31, 1997                                            $  100,000

     June 30, 1997                                             $  100,000

     September 30, 1997                                        $  350,000

     December 31, 1997                                         $  350,000

     March 31, 1998                                            $  350,000

     June 30, 1998                                             $  350,000

     September 30, 1998                                        $  750,000

     December 31, 1998                                         $  750,000

     March 31, 1999                                            $1,000,000

     June 30, 1999                                             $1,000,000

     September 30, 1999                                        $1,250,000

     December 31, 1999                                         $1,250,000

     March 31, 2000                                            $1,250,000

     June 30, 2000                                             $1,500,000

     September 30, 2000                                        $1,500,000

     December 31, 2000                                         $1,750,000

               PAYMENT DATE                                PRINCIPAL AMOUNT
     -----------------------------------------------       ----------------

     March 31, 2001                                            $1,750,000

     June 30, 2001                                             $1,750,000

     September 30, 2001                                        $1,750,000

     December 31, 2001                                         $1,750,000

     March 31, 2002                                            $2,000,000

     June 30, 2002                                             $2,000,000

               (c) FINAL PRINCIPAL PAYMENT. On July 31, 2002, Borrower shall pay the remaining unpaid principal amount of all Advances.

          SECTION 2.3. OPTIONAL PREPAYMENTS. Borrower may, upon at least three Business Days' notice to Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given Borrower shall, prepay the outstanding aggregate principal amount of the Advances in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; PROVIDED, HOWEVER, that each partial prepayment shall be in an aggregate amount of $300,000 or an integral multiple of $100,000 in excess thereof. Each such prepayment of any Advances shall be applied to the installments thereof in direct order of maturity.

          SECTION 2.4.  MANDATORY PREPAYMENTS.

               (a) NET CASH PROCEEDS. Borrower shall, on the 10th Business Day following the date of receipt of the Net Cash Proceeds from (i) the sale, lease, transfer or other disposition of any assets of Borrower or any of its Subsidiaries (other than (A) sales of inventory in the ordinary course of business, (B) sales of damaged, worn or obsolete equipment to the extent the proceeds thereof are intended to be used to purchase replacements for such equipment within 10 Business Days or sales of damaged, worn or obsolete equipment made after the purchase of replacements for such equipment, and (C) sales of assets, or a series of sales of related assets, which are sold for an amount, or an aggregate amount, less than $100,000, EXCEPT to the extent that the aggregate of all such sales in any fiscal year exceeds $500,000); (ii) the incurrence or issuance by Borrower or any of its Subsidiaries of any Debt (other than Debt described in Section 5.2(b)(i), (ii), and (iv) through (vii)); and (iii) the sale or issuance by Borrower or any of its Subsidiaries of any capital stock, any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock (other than the sale or issuance of such stock upon the exercise by employees, directors, or consultants of Borrower and its Subsidiaries of stock options issued pursuant to Borrower's stock option plans), prepay an aggregate principal amount of the Advances equal to the amount of such Net Cash Proceeds; provided that, in each such case the amount prepaid hereunder shall be reduced to the extent that during such 10 Business Day period Borrower or its Subsidiaries have utilized or entered into a binding commitment to utilize such Net Cash Proceeds to effect a Capital Expenditure by Borrower or a Subsidiary of Borrower, or, in the case of a sale of securities, to redeem outstanding securities of Borrower or of any Subsidiary of Borrower. Each such prepayment under this Section 2.4(a) shall be applied in inverse order to the unpaid installments of the Advances.

               (b) CHANGE OF CONTROL. Upon the occurrence of a Change of Control, at the request of the Required Lenders through Agent, Borrower shall prepay the outstanding aggregate principal amount of the Advances in whole.

               (c) SELLER LITIGATION. Borrower shall, on the 10th Business Day following the date of receipt by Borrower or any of its Subsidiaries of any cash proceeds in respect of any Seller Litigation (whether pursuant to judgment, settlement or otherwise), prepay an aggregate principal amount of the Advances equal to the amount of such cash proceeds (less only the amount of any costs, fees, expenses and taxes incurred by Borrower in respect of such Seller Litigation, including, without limitation, fees and expenses of counsel to Borrower and other consultants of Borrower actually paid or payable by Borrower in respect of such Seller Litigation), provided that the amount prepaid hereunder shall be reduced to the extent that during such 10 Business Day period Borrower or its Subsidiaries have utilized or entered into a binding commitment to utilize such cash proceeds to effect a Capital Expenditure by Borrower or a Subsidiary of Borrower. Each such prepayment pursuant to this subsection 2.4(c) shall be applied in inverse order to the unpaid installments of the Advances. Borrower acknowledges and agrees that in the event Borrower or any of its Subsidiaries shall receive any property other than cash in respect of any Seller Litigation, such property shall immediately be pledged to Agent for the benefit of Lenders pursuant to such Collateral Documents (including any additional Collateral Documents) as Agent may request in order to create and perfect a first priority security interest in such property to secure the payment of the Obligations under the Loan Documents.

               (d) PAYMENT OF INTEREST. All prepayments under this Section 2.4 shall be made together with accrued interest to the date of such prepayment on the principal amounts prepaid.

          SECTION 2.5.  INTEREST.

               (a) ORDINARY INTEREST. Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the Effective Date until such principal amount shall be paid in full (subject, however, to the provisions of subsection (b) below) at a rate per annum equal at all times to the sum of (i) the Prime Rate in effect from time to time plus (ii) 2% payable in arrears monthly on the first Business Day of each calendar month

     (commencing with the first calendar month following the Effective Date) during such periods and on the date such Advance shall be paid in full.

               (b) DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default, Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a) above and (ii) the amount of any interest, fee or other amount payable hereunder which is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Advances pursuant to clause (a) above.

          SECTION 2.6. AGENT'S FEES. On the last day of each fiscal quarter commencing October 31, 1996 and ending on the payment of the outstanding principal amount of the Advances hereunder, Borrower shall pay to Agent for its own account an agent fee of $15,000.

          SECTION 2.7.  PAYMENTS AND COMPUTATIONS.

               (a) PAYMENTS. Borrower shall make each payment hereunder and under the Notes not later than 1:00 p.m. (New York City time) on the day when due in U.S. dollars to Agent at Agent's Account in same day funds. Agent will promptly thereafter cause like funds to be distributed (i) if such payment by Borrower is in respect of principal, interest or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the account of their respective Domestic Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Domestic Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.7(d), from and after the effective date of such Assignment and Acceptance, Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

               (b) COMPUTATIONS OF INTEREST. All computations of interest based on the Prime Rate shall be made by Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations based on the Federal Funds Rate shall be made by Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error (including clerical and administrative error).

               (c) BUSINESS DAY. Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest.

               (d) ASSUMPTION OF PAYMENT BY BORROWER. Unless Agent shall have received notice from Borrower prior to the date on which any payment is due to any Lender hereunder that Borrower will not make such payment in full, Agent may assume that Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower shall not have so made such payment in full to Agent, each such Lender shall repay to Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Agent, at the Federal Funds Rate.

          SECTION 2.8.  TAXES.

               (a) TAXES. Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with Section 2.7, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and Agent, taxes on or measured by overall net income and franchise taxes on overall net income or on net capital imposed by any jurisdiction or any political subdivision thereof under the laws of which such Lender or Agent is organized, is fiscally resident, or maintains a Domestic Lending Office, (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.8) such Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

               (b) OTHER TAXES. In addition, Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

               (c) PAYMENT OF TAXES. Borrower shall indemnify each Lender and Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction within the United States on amounts payable under this Section 2.8, paid by such Lender or Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or Agent (as the case may be) makes written demand therefor.

               (d) RECEIPTS. Within 30 days after the date of any payment of Taxes, Borrower shall furnish to Agent, at its address referred to in
     Section 8.2, the original receipt of payment thereof or a certified copy of such receipt.

               (e) LENDER FORMS. Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the Effective Date for each Lender party hereto on the Effective Date, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide Agent and Borrower with two duly completed copies of Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under this Agreement or the Notes or certifying that the income receivable pursuant to this Agreement or the Notes is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; PROVIDED, HOWEVER, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to Borrower and shall not be obligated to include in such form or document such confidential information.

               (f) FAILURE TO PROVIDE FORMS. For any period with respect to which a Lender has failed to provide Borrower with the appropriate form described in subsection (e) (OTHER THAN if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection
     (e)), such Lender shall not be entitled to indemnification under subsection
     (a) or (c) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

               (g) SURVIVAL. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 2.8 shall survive the payment in full of principal and interest hereunder and under the Notes.

               (h) MINIMIZE TAXES. Each Lender shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize the amount of Taxes and Other Taxes (including reasonable efforts to designate a different Domestic Lending Office if the making of such a designation would allow such Lender to perform its obligations to make Advances or to continue to maintain Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender).
     Each Lender further shall give notice to Borrower (with a copy to Agent) promptly after such Lender becomes aware of any Tax or Other Tax which Borrower is obligated to pay pursuant to this Section 2.8.

          SECTION 2.9. SHARING OF PAYMENTS, ETC. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all Lenders at such time, such Lender shall forthwith purchase from the other Lenders such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such other Lender's ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Any Lender so purchasing a participation from another Lender pursuant to this Section 2.9 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

          SECTION 2.10.  DEFAULTING LENDERS.

               (a) PAYMENTS OF DEFAULTED AMOUNTS. In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to Agent or any of the other Lenders and (iii) Borrower shall make any payment hereunder or under any other Loan Document to Agent for the account of such Defaulting Lender, then Agent may, on its behalf or on behalf of such other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by Agent shall be retained by Agent or distributed by Agent to such other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to Agent and such other Lenders and, if the amount of such payment made by Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to Agent and the other Lenders, in the following order of priority:

                    (i) FIRST, to Agent for any Defaulted Amount then owing to Agent; and

                    (ii) SECOND, to any other Lenders for any Defaulted Amounts then owing to such other Lenders, ratably in accordance with such respective Defaulted Amounts then owing to such other Lenders.

     Any portion of such amount paid by Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by Agent pursuant to this subsection (a), shall be applied by Agent as specified in subsection (b) of this Section 2.10.

               (b) PAYMENTS TO DEFAULTING LENDERS. In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Amount and (iii) Borrower, the Agent or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then Borrower or such other Lender shall pay such amount to Agent to be held by Agent, to the fullest extent permitted by applicable law, in escrow or Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by Agent in escrow under this subsection (b) shall be deposited by Agent in an account with Chase Manhattan, in the name and under the control of Agent, but subject to the provisions of this subsection (b). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Chase Manhattan's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by Agent in escrow under, and applied by Agent from time to time in accordance with the provisions of, this subsection (b). Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to Agent or any other Lender, as and when such amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such amounts required to be paid at such time, in the following order of priority:

                    (i) FIRST, to Agent for any amount then due and payable by such Defaulting Lender to Agent hereunder; and

                    (ii) SECOND, to any other Lenders for any amount then due and payable by such Defaulting Lender to such other Lenders hereunder, ratably in accordance with such respective amounts then due and payable to such other Lenders.

     In the event that such Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by Agent in escrow at such time with respect to such Defaulting Lender shall be distributed by Agent to such Defaulting Lender and applied by such Defaulting Lender to the Obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

               (c) RIGHTS AND REMEDIES. The rights and remedies against a Defaulting Lender under this Section 2.10 are in addition to other rights and remedies which Borrower, Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.

               (d) SATISFACTION. Any payment made by Borrower for the account of any Defaulting Lender shall be a payment in satisfaction of Borrower's obligation in favor of the Defaulting Lender for which the payment was made, notwithstanding the fact that the payment may be applied in the manner set forth in this Section 2.10.

                                   ARTICLE III
                              CONDITIONS OF LENDING

          SECTION 3.1. DELIVERY OF DOCUMENTS. Concurrently with the Effective Date, Agent shall have received, to the extent not then in its possession, each dated the Effective Date (unless otherwise specified), in sufficient copies for each Lender (except for the Notes, the certificates and instruments representing the Pledged Shares (as defined in the Security Agreements) and Pledged Debt (as defined in the Security Agreements) and the stock and bond powers delivered therewith)):

               (i)  The Notes to the order of Lenders.

               (ii) The Security Agreement, duly executed by Borrower, together with:

                    (A) certificates representing all the stock of the Subsidiaries of Borrower listed on Schedule I of the Security Agreement (such stock to be defined as the Pledged Shares referred to therein) accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt referred to therein endorsed in blank;

                    (B) Uniform Commercial Code financing statements for filing in the following jurisdictions, duly executed by Borrower, dated as of the Effective Date: California, Hawaii, New Jersey and Tennessee;

                    (C) evidence of the insurance required by the terms of the Security Agreement, naming Agent as insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is reasonably satisfactory to Agent; and

                    (D) the Lockbox Letters referred to in the Security Agreement, duly executed by Borrower and the Lockbox Banks referred to in the Security Agreement, and undated executed copies of Lockbox Notices (referred to in the Security Agreement) to the Lockbox Banks, dated as of the Effective Date.

               (iii) The Confirmation and Grant of Security Interest in Trademarks, duly executed by Borrower, dated as of the Effective Date.

               (iv) Pursuant to the provisions of the Plan of Reorganization, Borrower, Agent and each of the Lenders shall have executed and delivered a Release Agreement, in substantially the form of the attached Exhibit G (the "RELEASE AGREEMENT").

               (v) The Agent, on behalf of the Lenders, shall have received 542,488 newly issued shares of DEP Common Stock to be distributed to the Lenders in accordance with the Plan of Reorganization.

               (vi) Borrower and each of the Lenders which has elected to receive Class 1 Warrants pursuant to the Plan of Reorganization shall have executed and delivered a Warrant Agreement, in substantially the form of the attached Exhibit H (the "WARRANT AGREEMENT"), and Borrower shall have executed and delivered to the Agent for the benefit of such Lenders warrants to purchase an aggregate of 330,050 shares of DEP Common Stock.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.1. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents and warrants, as of the Effective Date, as follows:

               (a) ORGANIZATION AND AUTHORITY. Borrower (i) is a corporation duly organized, validly existing and good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, to execute and deliver, and to perform its obligations under, this Agreement and the other Loan Documents to which it is a party.

               (b) SUBSIDIARIES. Set forth on Schedule 4.1(b) hereto is a complete and accurate list of all Subsidiaries of Borrower, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by Borrower and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by Borrower or one or more of its Subsidiaries free and clear of all Liens, except for Permitted Liens.

               (c) CORPORATE POWER. The execution, delivery and performance by Borrower of this Agreement, the Notes, and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene Borrower's charter or by-laws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting Borrower or any of its properties or (iv) except for the Liens created by the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of Borrower. Borrower is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would have a Material Adverse Effect.

               (d) GOVERNMENT CONSENTS. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by Borrower of this Agreement, the Notes, or any other Loan Document, or for the consummation of the other transactions contemplated hereby and thereby, (ii) the grant by Borrower of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents which can be perfected by filing under the Uniform Commercial Code, for a period of five years, or can be perfected by filing for recordation under the U.S. Federal statute for trademarks, 15 U.S.C.
     Section 1060, or (iv) the exercise by Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.1(d), all of which have been duly obtained, taken, given or made and are in full force and effect.

               (e) ENFORCEABILITY. This Agreement has been, and each of the Notes, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by Borrower. This Agreement is, and each of the Notes, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

               (f) LITIGATION. Except for the proceedings under Chapter 11 of the Bankruptcy Code to which the Plan of Reorganization relates and as set forth in Schedule 4.1(f) (collectively the "DISCLOSED LITIGATION"), there is no action, suit, investigation, litigation or proceeding affecting Borrower including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) would have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, or any other Loan Document or other transactions contemplated hereby.

               (g) MARGIN STOCK. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. None of the Pledged Shares (as defined in the Security Agreements) constitutes Margin Stock.

               (h) ERISA EVENT. No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of Borrower or any of its ERISA Affiliates.

               (i) WITHDRAWAL LIABILITY. Neither Borrower nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

               (j) MULTIEMPLOYER PLANS. Neither Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan of Borrower or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

               (k) OTHER EVENTS. Neither the business nor the properties of Borrower is affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would have a Material Adverse Effect.

               (l) COMPLIANCE WITH ENVIRONMENTAL LAWS. The operations and properties of Borrower comply in all material respects with all Environmental Laws, all material Environmental Permits have been obtained and are in effect for the operations and properties of Borrower, Borrower is in compliance in all material respects with all such material Environmental Permits, and no circumstances exist that could (i) form the basis of an Environmental Action against Borrower or any of their properties that would have a Material Adverse Effect or (ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

               (m) NATIONAL PRIORITIES LIST. None of the properties of Borrower is listed or proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list of sites requiring investigation or cleanup or is adjacent to any such property, and no underground storage tanks, as such term is defined in 42 U.S.C. Section 6991, are located on any property of Borrower or, to the best of its knowledge, on any adjoining property.

               (n) HAZARDOUS MATERIALS. Neither Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list, Hazardous Materials have not been generated, used, treated, handled, stored or disposed of on, or released or transported to or from, any property of Borrower or, to the best of its knowledge, any adjoining property, except in compliance with all Environmental Laws and Environmental Permits, and all other wastes generated at any such properties have been disposed of in compliance with all Environmental Laws and Environmental Permits.

               (o) OTHER AGREEMENTS. Borrower is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would have a Material Adverse Effect.

               (p) TAX RETURNS. Borrower has filed, has caused to be filed or has been included in all Federal tax returns required to be filed and all state, local and foreign tax returns Borrower believes it is required to file, or has timely applied for an extension for the filing thereof, and has paid all taxes shown thereon to be due, together with applicable interest and penalties, or will pay such taxes, interest and penalties in accordance with the Plan of Reorganization, or is contesting in good faith amounts due through appropriate proceedings and has established adequate reserves therefore in accordance with GAAP.

               (q) OPEN YEARS. Set forth on Schedule 4.1(q) hereto is a complete and accurate list, as of the date hereof, of each taxable year of Borrower for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "OPEN YEAR").

               (r) FEDERAL ADJUSTMENTS. Except as disclosed on Schedule 4.1(r) hereto, there is no unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of Borrower proposed by the Internal Revenue Service with respect to Open Years, and no issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, would have a Material Adverse Effect.

               (s)  STATE AND LOCAL ADJUSTMENTS.  Except as disclosed on
     Schedule 4.1(s) hereto, there is no unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of Borrower and its Subsidiaries proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns), and no issues have been raised by such taxing authorities that, in the aggregate, would have a Material Adverse Effect.

               (t) INVESTMENT COMPANY. Borrower is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, the application of the proceeds or repayment thereof by Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

               (u)  SOLVENT.  Borrower is Solvent.

               (v) OWNED REAL PROPERTY. Set forth on Schedule 4.1(v) hereto is a complete and accurate list of all real property owned by Borrower showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and fair value thereof.
     Borrower has good, marketable and insurable fee simple title to such real property (including any such real property constituting Collateral), free and clear of all Liens, other than Permitted Liens.

               (w) LEASED REAL PROPERTY. Set forth on Schedule 4.1(w) hereto is a complete and accurate list of all leases of real property under which Borrower is the lessee showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

               (x) INVESTMENTS. Set forth on Schedule 4.1(x) hereto is a complete and accurate list of all Investments held by Borrower showing as of the Effective Date the amount, obligor or issuer and maturity, if any, thereof.

               (y) INTELLECTUAL PROPERTY. Set forth on Schedule 4.1(y) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of Borrower showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

               (z) EMPLOYMENT ARRANGEMENTS. Set forth on Schedule 4.1(z) is a complete and accurate list of (i) all employment agreements and executive compensation arrangements to which Borrower is a party which provide for aggregate compensation (excluding, for the purposes of this Section 4.1(z), compensation in the form of employee stock options granted to such Person) to any Person (assuming compliance with or satisfaction of all contingencies or conditions thereof) of more than $300,000 per year and
     (ii) all agreements relating to the voting or disposition of any outstanding shares of capital stock of Borrower to which Borrower is a party or of which Borrower is otherwise aware. Borrower has delivered to Agent a true and complete copy of each of the agreements required to be listed in Schedule 4.1(z).

                                    ARTICLE V
                              COVENANTS OF BORROWER

          SECTION 5.1. AFFIRMATIVE COVENANTS. So long as any Advance shall remain unpaid, Borrower will, unless the Required Lenders shall otherwise consent in writing:

               (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

               (b) PAYMENT OF TAXES, ETC. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien (other than a Permitted Lien) upon its property; provided, however, that neither Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, Borrower shall be entitled to defer payment of "Priority Tax Claims" (as defined in the Plan of Reorganization) in accordance with the Plan of Reorganization.

               (c) COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause each of its Subsidiaries and all lessees and other Persons occupying its properties to comply, in all material respects, with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

               (d) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower or such Subsidiary operates.

               (e) PRESERVATION OF CORPORATE EXISTENCE, ETC. Except as a direct result of a transaction permitted under Section 5.2(d), preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises.

               (f) VISITATION RIGHTS. At any reasonable time and from time to time (which request shall be made on reasonable grounds), permit Agent or any of Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

               (g) PLAN CONTRIBUTIONS. Make, and cause each of its Subsidiaries to make, when due, all contributions required by law to be made to all Plans.

               (h) KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

               (i) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

               (j) COMPLIANCE WITH TERMS OF LEASEHOLDS. Make all payments and otherwise perform all material obligations in respect of all leases of real property, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify Agent of any default by any party with respect to such leases and cooperate with Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so.

               (k) TRANSACTIONS WITH AFFILIATES. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

               (l) CASH CONCENTRATION ACCOUNTS. Maintain main cash concentration accounts with City National Bank and Lockbox Accounts into which all proceeds of Collateral are paid with City National Bank and Pittsburgh National Bank or one or more banks acceptable to Agent that have accepted the assignment of such accounts to Agent pursuant to the Security Agreement. To the extent not otherwise provided in the preceding sentence, maintain all deposit accounts or investment accounts (other than investment accounts permitted under Section 5.2(e)(iii) hereof) with City National Bank, with such accounts and the monies therein to be part of the Collateral for the Obligations of Borrower under the Loan Documents, provided that Borrower's access to such accounts shall not be restricted by Lenders except in the event that any payment to Lenders has not been made when due; and provided further, that such requirement shall not be applicable to accounts in the United Kingdom and Canada in the respective aggregate maximum amounts of $100,000 and $500,000 (or their equivalent in the respective currency), the lockbox account of Borrower maintained at Pittsburgh National Bank and the payroll account of Borrower maintained at Bank of America. N.T. & S.A. in Carson, California.

               (m) ADDITIONAL SUBSIDIARY GUARANTIES, ETC. Upon the formation of any Principal Subsidiary or any Subsidiary of Borrower becoming a Principal Subsidiary, and at the expense of Borrower, (i) within 5 days after such formation or becoming, furnish to Agent a description of the real and personal properties of such Principal Subsidiary in detail reasonably satisfactory to Agent; (ii) within 10 days after such formation or becoming, cause such Principal Subsidiary to duly execute and deliver to Agent the Guaranty and such Collateral Documents (together with all the stock of such Principal Subsidiary accompanied by undated stock powers executed in blank, if not previously delivered to Agent) and other documents as Agent may reasonably request; (iii) within 15 days after such formation or becoming, take whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements and the giving of notices) may be necessary or advisable in the opinion of Agent to vest in Agent valid and perfected security interests on the properties purported to be subject to the Collateral Documents delivered pursuant to this
     Section 5.1(m); and (iv) at any time and from time to time, promptly cause such Principal Subsidiary to execute and deliver any and all further instruments and documents and take all such other actions as Agent may reasonably deem necessary in obtaining the full benefits of, or in perfecting and preserving the security interests created by, such Guaranty and Collateral Documents.

          SECTION 5.2. NEGATIVE COVENANTS. So long as any Advance shall remain unpaid, Borrower will not, at any time, without the written consent of the Required Lenders:

               (a) LIENS, ETC. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the Permitted Liens.

               (b) DEBT. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                    (i)  Debt under the Loan Documents;

                    (ii) unsecured Debt incurred in the ordinary course of business for borrowed money, maturing within one year from the date incurred, and aggregating, for Borrower and its Subsidiaries on a Consolidated basis, not more than $1,000,000 at any one time outstanding;

                    (iii)     Subordinated Debt;

                    (iv) Existing Debt and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Existing Debt, provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents and further provided that the principal amount of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing;

                    (v)  Debt secured by Liens described in clauses (vii) and
          (viii) of the definition of Permitted Liens set forth in Section 1.1 not to exceed in the aggregate the amount set forth in such Section;

                    (vi) unsecured Debt incurred in the ordinary course of business for the deferred purchase price of property or services, maturing within one year from the date created, and aggregating, for Borrower and its Subsidiaries on a Consolidated basis, not more than $1,000,000 at one time outstanding; and

                    (vii) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

PROVIDED, HOWEVER, that Dep International, Ltd., a U.S. Virgin Islands corporation and a Subsidiary of Borrower, will not be permitted to create, incur, assume or suffer to exist any Debt whatsoever.

          (c) LEASE OBLIGATIONS. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease including Capitalized Leases having an original term of one year or more that would cause the direct and contingent liabilities of Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed $1,500,000 payable in any period of 12 consecutive months.

          (d) MERGERS, ETC. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of Borrower may merge into or consolidate with any other Subsidiary of Borrower provided that, in the case of any such consolidation, the Person formed by such consolidation shall be a Subsidiary of Borrower and (ii) any Subsidiary of Borrower may merge into Borrower; provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default and, in the case of any such merger to which Borrower is a party, Borrower is the surviving corporation; and except that Borrower and/or one or more of its Subsidiaries may engage in any such transactions in order to effect a sale of all of the assets of Borrower or such Subsidiaries.

          (e) INVESTMENTS IN OTHER PERSONS. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

                    (i) (A) Investments by Borrower and its Subsidiaries in any Subsidiary that has executed a Guaranty and a Security Agreement hereunder, (B) Investments by Borrower and its Subsidiaries in other Subsidiaries of Borrower existing on the Effective Date, and (C) Investments by Borrower and its Subsidiaries in other Subsidiaries of Borrower all the stock of which has been pledged to Agent for the benefit of Lenders under the applicable Security Agreement in an aggregate amount invested from the Effective Date not to exceed $2,000,000;

                    (ii) loans and advances to employees of Borrower and its Subsidiaries in the ordinary course of the business as presently conducted in an aggregate principal amount not to exceed $200,000 at any time outstanding;

                    (iii) Investments by Borrower and its Subsidiaries in Cash Equivalents;

                    (iv) advances or additional capital contributions to Dep Asia Limited, a Hong Kong corporation, in an outstanding aggregate amount not to exceed $2,500,000;

                    (v)  Investment existing on the Effective Date and listed on
          Schedule 4.1(x); and

                    (vi) other Investments in an aggregate amount invested not to exceed $2,000,000.

          (f) DIVIDENDS, ETC. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that Borrower may (i) declare and deliver dividends and distributions payable only in common stock of Borrower; and (ii) purchase, redeem, retire, defease or otherwise acquire shares of its capital stock with the proceeds received from the issue of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights.

               (g) ACCOUNTING CHANGES. Make or permit, or permit any of its Subsidiaries to make or permit, any change as to its fiscal year or in accounting policies or reporting practices, except as required by GAAP.

               (h) PREPAYMENTS, ETC. OF DEBT. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than (i) the prepayment of the Advances in accordance with the terms of this Agreement; (ii) regularly scheduled or required repayments or redemptions of Debt permitted under Section 5.2(b); and (iii) in accordance with the Plan of Reorganization, or amend, modify or change in any manner any term or condition of any Debt permitted under Section 5.2(b) if the effect of such amendment, modification or change is to increase the required amount of any payment or prepayment or to create an Event of Default, or permit any of its Subsidiaries to do any of the foregoing.

               (i) PARTNERSHIPS. Become a general partner in any general or limited partnership, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership and other than through a special interest vehicle.

               (j)  PAYMENTS PURSUANT TO PLAN OF REORGANIZATION.
     Notwithstanding any other provision of this Agreement to the contrary, Borrower shall be authorized to make any and all payments and to take any and all such other actions as are required under the Plan of Reorganization.

          SECTION 5.3. REPORTING REQUIREMENTS. So long as any Advance shall remain unpaid Borrower will, unless the Required Lenders shall otherwise consent in writing, furnish to Lenders:

               (a) DEFAULT NOTICE. As soon as possible and in any event within five days after any officer of Borrower becomes aware of the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of Borrower setting forth details of such Default and the action that Borrower has taken and proposes to take with respect thereto.

               (b) MONTHLY FINANCIALS. As soon as available and in any event within 30 days after the end of each month other than a month which is the last month of a fiscal quarter or fiscal year, (i) a Consolidated balance sheet of Borrower and its Subsidiaries as of the end of such month; (ii) Consolidated statements of income of Borrower and its Subsidiaries (including a breakdown of sales by product line) for such month and the period commencing on the first day of the fiscal year in which such month occurs and ending on the last day of such month; and (iii) Consolidated statements of cash flows of Borrower and its Subsidiaries for the period commencing on the first day of the fiscal year in which such month occurs and ending on the last day of such month, setting forth in each case in comparative form the corresponding figures for the corresponding month or period of the preceding year, all in reasonable detail and duly certified by the chief financial officer of Borrower that, to the best of the knowledge of such chief financial officer, subject to year-end audit adjustments, the financial information contained therein fairly present the financial condition of Borrower and its Subsidiaries.

               (c) QUARTERLY FINANCIALS. As soon as available and in any event within 45 days after the end of each fiscal quarter of Borrower other than the last fiscal quarter of a fiscal year, (i) a Consolidated balance sheet of Borrower and its Subsidiaries as of the end of such quarter; (ii) Consolidated statements of income of Borrower and its Subsidiaries (including a breakdown of sales by product line) for such quarter and the period commencing on the first day of the fiscal year in which such quarter occurs and ending on the last day of such quarter; and (iii) Consolidated statements of cash flows of Borrower and its Subsidiaries for the period commencing on the first day of the fiscal year in which such quarter occurs and ending on the last day of such quarter, setting forth in the case of subclause (ii) above in comparative form, the corresponding figures for the corresponding quarter or period of the preceding fiscal year and the corresponding figures from the most recent business plan delivered to Lenders pursuant to Section 5.3(e) hereof and in the case of subclause (i) and (iii) above in comparative form the corresponding figures from the most recent plan delivered to Lenders pursuant to Section 5.3(e) hereof, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that Borrower has taken and proposes to take with respect thereto and (ii) a completed compliance certificate, in substantially the form of Exhibit E attached hereto, duly executed by the chief financial officer or chief executive officer of Borrower.

               (d) ANNUAL FINANCIALS. As soon as available and in any event within 90 days after the end of each fiscal year of Borrower, a copy of the annual audit report for such year for Borrower and its Subsidiaries, including therein a Consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion reasonably acceptable to the Required Lenders of a nationally recognized public accounting firm, together with (i) a certificate of such accounting firm to Lenders stating that in the course of the regular audit of the business of Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof and (ii) a completed compliance certificate, in substantially the form of Exhibit E, duly executed by the chief financial officer or the chief executive officer of Borrower. In addition, Borrower shall furnish to Lenders, as soon as available and in any event no later than 45 days after the end of each fiscal year of Borrower, (A) a Consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year, and (B) Consolidated statements of income (including a breakdown of sales by product line) and cash flows of Borrower and its Subsidiaries for such fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of Borrower as having been prepared in accordance with GAAP.

               (e) ANNUAL FORECASTS. (i) As soon as available and in any event no later than 30 days after the end of each fiscal year of Borrower, Borrower's annual business plan and forecasts prepared by management of Borrower, in form reasonably satisfactory to Agent, of balance sheets, income statements (including a breakdown of sales by product line) and cash flow statements (it being understood that each such business plan and all such forecasts furnished to Lenders shall set forth information on a quarterly basis for the first fiscal year covered thereby and shall set forth information on an annual basis for each fiscal year thereafter until the Termination Date).

               (f) ERISA EVENTS. Promptly and in any event within 10 days after Borrower or any of its ERISA Affiliates knows or has reason to know that any ERISA Event with respect to Borrower or any of its ERISA Affiliates has occurred, a statement of the chief financial officer of Borrower describing such ERISA Event and the action, if any, that Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto.

               (g) PLAN TERMINATIONS. Promptly and in any event within five Business Days after receipt thereof by Borrower or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan of Borrower or any of its ERISA Affiliates or to have a trustee appointed to administer any such Plan.

               (h) PLAN ANNUAL REPORTS. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan of Borrower or any of its ERISA Affiliates.

               (i) MULTIEMPLOYER PLAN NOTICES. Promptly and in any event within five Business Days after receipt thereof by Borrower or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan of Borrower or any of its ERISA Affiliates, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by Borrower or any of its ERISA Affiliates in connection with any event described in clause (i) or (ii).

               (j) LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower or any of its Subsidiaries of the type described in Section 4.1(f), and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on Borrower of the Disclosed Litigation from that described on Schedule 4.1(f).

               (k) SECURITIES REPORTS. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that Borrower or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

               (l) CREDITOR REPORTS. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of Borrower or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to Lenders pursuant to any other clause of this
     Section 5.3.

               (m) AGREEMENT NOTICES. Promptly upon receipt thereof, copies of all notices, requests and other documents (other than routine correspondence) received by Borrower or any of its Subsidiaries under or pursuant to any Acquisition Documents and, from time to time upon request by Agent, such information and reports regarding the Acquisition Documents as Agent may reasonably request.

               (n) ENVIRONMENTAL CONDITIONS. Promptly after the occurrence thereof, notice of any condition or occurrence on any property of Borrower that results in a material noncompliance by Borrower or any of its Subsidiaries with any Environmental Law or Environmental Permit or could
     (i) form the basis of an Environmental Action against Borrower or any of its Subsidiaries or such property that would have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

               (o) CHANGE OF CONTROL NOTICE. As soon as possible and in any event within five days after the occurrence of any event referred to in clause (i) or (ii) of the definition of "Change of Control" contained in
     Section 1.1 hereof, notice of the occurrence of such event.

               (p) OTHER INFORMATION. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower as any Lender may from time to time reasonably request.

          SECTION 5.4. FINANCIAL COVENANTS. So long as any Advance shall remain unpaid, Borrower will, unless the Required Lenders otherwise consent in writing:

               (a) WORKING CAPITAL. Maintain a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than 1.5 to 1.0.

               (b) FIXED CHARGE COVERAGE RATIO. Maintain, for each period of four consecutive quarters set forth below, a ratio of (i) Consolidated EBITDA of Borrower and its Subsidiaries for such period MINUS the sum of
     (A) cash Capital Expenditures of Borrower and its Subsidiaries during such period, and (B) Consolidated cash income taxes paid (net of any cash income tax refunds received) by Borrower and its Subsidiaries during such period, to (ii) the sum of (A) interest payable on, and amortization of debt discount in respect of, all Debt of Borrower and its Subsidiaries during such period and (B) principal amounts of all Funded Debt payable by Borrower and its Subsidiaries during such period of not less than the ratio set forth below for the respective period:


               FOUR-QUARTER PERIOD ENDING                 RATIO
               ---------------------------------------------------


               On October 31, 1996                    0.30 to 1.0

               On January 31, 1997                    0.35 to 1.0

               On April 30, 1997                      0.50 to 1.0

               On July 31, 1997                       0.85 to 1.0

               During 1997/1998 fiscal year           0.95 to 1.0

               During 1998/1999 fiscal year           0.95 to 1.0

               During 1999/2000 fiscal year           0.90 to 1.0

               During 2000/2001 fiscal year           0.80 to 1.0

               During 2001/2002 fiscal year           0.85 to 1.0


               (c) CAPITAL EXPENDITURES. Not make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by Borrower and its Subsidiaries in any period of 12 consecutive months to exceed an aggregate amount of $1,500,000 plus an amount equal to the sum of (i) Net Cash Proceeds which, in accordance with the provisions of Section 2.4(a), are utilized by Borrower or any Subsidiary of Borrower to effect a Capital Expenditure during such 12-consecutive-month period; PLUS (ii) cash proceeds which, in accordance with the provision of Section 2.4(c), are utilized by Borrower or any Subsidiary of Borrower to effect a Capital Expenditure during such 12-consecutive-month period.

               (d) LEVERAGE RATIO. Maintain, for each quarter ended in the periods set forth below, a ratio of Consolidated Total Liabilities to Consolidated Net Worth of not greater than the ratio set forth below for such quarter:

               FISCAL QUARTER ENDING                   RATIO
               -----------------------------------------------

               During 1996/1997 fiscal year          40 to 1.0

               During 1997/1998 fiscal year          30 to 1.0

               During 1998/1999 fiscal year          18 to 1.0

               During 1999/2000 fiscal year          13 to 1.0

               During 2000/2001 fiscal year           8 to 1.0

               During 2001/2002 fiscal year           5 to 1.0


               (e) CALCULATION. In making calculations under this Section 5.4, Reorganization Expenses shall be excluded.


                                   ARTICLE VI
                                EVENTS OF DEFAULT

          SECTION 6.1. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

               (a) PAYMENT. Borrower shall fail to pay any principal of any Advance when due and payable, or shall fail to pay any interest on any Advance within three days after such interest shall become due and payable, or Borrower shall fail to make any other payment under any Loan Document within three days after the same becomes due and payable; or

               (b) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made or deemed made by Borrower (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

               (c) CERTAIN COVENANTS. Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 5.2, 5.3(a) or 5.4; or

               (d) COVENANTS. Borrower shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 Business Days after written notice thereof shall have been given to Borrower by Agent or any Lender; or

               (e) DEBT. Borrower or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of, any Debt that is outstanding in a principal amount of at least $1,000,000 in the aggregate (but excluding Debt outstanding hereunder and any Debt for the deferred purchase price of property or services to the extent such Debt is being contested in good faith by Borrower and Borrower has set aside adequate reserves on its books in accordance with GAAP in respect of such contested Debt) of Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or a prepayment or redemption that is required other than as a result of a default by or other condition in respect of Borrower), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

               (f) INSOLVENCY. Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

               (g) MONETARY JUDGMENTS. Any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (h) NON-MONETARY JUDGMENTS. Any non-monetary judgment or order shall be rendered against Borrower or any of its Subsidiaries that would have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (i) LOAN DOCUMENTS. Any material provision of any Loan Document after delivery thereof pursuant hereto shall for any reason cease to be valid and binding on or enforceable against Borrower to it, or Borrower shall so state in writing (other than ceasing to be valid, binding or enforceable as a result of an amendment, release, waiver, termination, or consent given by Lenders or Agent); or

               (j) COLLATERAL DOCUMENTS. Any Collateral Document after delivery thereof pursuant hereto shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority (other than as a result of the priority of Permitted Liens) Lien on the Collateral purported to be covered thereby, or any Grantor shall so state in writing (other than ceasing to create a valid and perfected first priority Lien as a result of an amendment, release, waiver, termination, or consent given by Lenders or Agent); or

               (k) ERISA EVENTS. Any ERISA Event shall have occurred with respect to, a Plan of Borrower or any of its ERISA Affiliates and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans of Borrower and their ERISA Affiliates with respect to which an ERISA Event shall have occurred and then exist (or the liability of Borrower and their ERISA Affiliates related to such ERISA Event) exceeds $1,000,000; or

               (l) WITHDRAWAL LIABILITY. Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of Borrower or any of its ERISA Affiliates that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $1,000,000 per annum; or

               (m) MULTIEMPLOYER PLANS. Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of Borrower or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000;

then, and in any such event, Agent shall at the request, or may with the consent of the Required Lenders, by notice to Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.


                                   ARTICLE VII
                                      AGENT

          SECTION 7.1. AUTHORIZATION AND ACTION. Agent is authorized on behalf of each Lender to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; PROVIDED, HOWEVER, that Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to this Agreement or applicable law. Agent shall give to each Lender prompt notice of each notice given to it by Borrower pursuant to the terms of this Agreement.

          SECTION 7.2. AGENT'S RELIANCE, ETC. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (i) may treat the payee of any Note as the holder thereof until Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.7; (ii) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of Borrower or to inspect the property (including the books and records) of Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto;
(vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (vii) shall incur no liability as a result of any determination whether the transactions contemplated by the Loan Documents constitute a "highly leveraged transaction" within the meaning of the interpretations issued by the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System.

          SECTION 7.3. FOOTHILL AND AFFILIATES. With respect to its Advances and the Notes issued to it, Foothill shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Foothill in its individual capacity. Foothill and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, Borrower, any of its Subsidiaries and any Person who may do business with or own securities of Borrower or any such Subsidiary, all as if Foothill were not Agent and without any duty to account therefor to Lenders.

          SECTION 7.4. LENDER CREDIT DECISION. Each Lender shall independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, make its own decisions in taking or not taking action under this Agreement.

          SECTION 7.5. INDEMNIFICATION. Each Lender severally shall indemnify Agent (to the extent not promptly reimbursed by Borrower) from and against such Lender's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent promptly upon demand for its ratable share of any costs and expenses payable by Borrower under Section 8.4, to the extent that Agent is not promptly reimbursed for such costs and expenses by Borrower. For purposes of this Section 7.5, Lenders' respective ratable shares of any amount shall be determined, at any time, according to the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders. The failure of any Lender to reimburse Agent promptly upon demand for its ratable share of any amount required to be paid by Lenders to Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse Agent for such other Lender's ratable share of such amount.

          SECTION 7.6. SUCCESSOR AGENTS. Agent may resign at any time by giving written notice thereof to Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Collateral Documents, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          SECTION 7.7. CO-AGENT. The Co-Agent as such will have no duties or responsibilities under this Agreement or any other Loan Document.

          SECTION 7.8. REPORTS PREPARED BY AGENT. In the event that Agent shall obtain or prepare any analyses, information or reports relating to Borrower and its Subsidiaries and not otherwise required by the terms hereof to be delivered to Lenders, Agent may, at the request of any Lender, provide to such Lender such analyses, reports and information as Agent shall in its sole discretion determine is appropriate; PROVIDED, HOWEVER, that any Lender requesting or receiving any such analyses, report or information thereby expressly acknowledges and agrees that (i) any such analysis, report or information is being provided by Agent as an accommodation to such Lender, (ii) that none of the delivery, receipt or content of any such analyses, report or information shall affect such Lender's obligations to at all times, independently and without reliance upon Agent or any other Lender and based on such documents and information as such Lender shall deem appropriate at the time, make its own credit decisions in taking or not taking action under this Agreement, and (iii) Agent shall incur no liability whatsoever as a result of the delivery, receipt or content of any such analyses, report or information and shall be fully indemnified with respect thereto pursuant to Section 7.5 hereof.


                                  ARTICLE VIII
                                  MISCELLANEOUS

          SECTION 8.1. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all Lenders (other than any Lender which is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.1, (ii) change the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for Lenders or any of them to take any action hereunder, (iii) amend this Section 8.1, (iv) subject Lenders to any additional obligations, (v) reduce the principal of, or interest (other than interest payable pursuant to Section 2.5(b)) on, the Notes or any fees or other amounts payable hereunder or (vi) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder; PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by Agent in addition to Lenders required above to take such action, affect the rights or duties of Agent under this Agreement or any Note.

          SECTION 8.2.  NOTICES, ETC.   All notices and other communications
provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to Borrower, at its address at 2101 East Via Arado, Rancho Dominguez, California 90220, Attention: Robert Berglass, President and Chairman, Telecopy Number (310) 537-2524, with a copy thereof to Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071-2007,
Attention: Robert A. Koenig, Telecopy Number (213) 891-8763; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule 1.1 hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to Agent, at its address at 11111 Santa Monica Boulevard, Suite 1500, Commercial Banking, Los Angeles, CA 90025, Attention: Karen Sandler, Telecopy Number (310) 479-0461; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to Agent pursuant to Article II, III or VII shall not be effective until received by Agent.

          SECTION 8.3. NO WAIVER; REMEDIES. No failure on the part of any Lender or Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.4. COSTS AND EXPENSES. Borrower agrees to pay on demand all reasonable costs and expenses of Agent and Lenders in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy insolvency or other similar proceeding affecting creditors' rights generally or otherwise.

          SECTION 8.5. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.1 to authorize Agent to declare the Notes due and payable pursuant to the provisions of Section 6.1, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of Borrower against any and all of the Obligations of Borrower now or hereafter existing under this Agreement and the Note or Notes held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender shall promptly notify Borrower after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

          SECTION 8.6. BINDING EFFECT. This Agreement shall become effective on the Effective Date and thereafter shall be binding upon and inure to the benefit of Borrower, Agent and each Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lenders.

          SECTION 8.7.  ASSIGNMENTS AND PARTICIPATIONS.

               (a) ASSIGNMENTS. Subject to the provisions of Section 8.7(i), each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Advances owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Advance of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and each such assignment shall be to an Eligible Assignee, and (ii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment and a processing and recordation fee of $2,500. A copy of such Assignment and Acceptance shall also be delivered to Borrower; PROVIDED, HOWEVER, that such delivery to Borrower shall not be a condition of effectiveness of such Assignment and Acceptance. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

               (b) EFFECT OF ASSIGNMENT. By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of the Loan Documents, together with copies of the financial statements referred to in Section 4.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
     (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

               (c) REGISTER. Agent shall maintain at its address referred to in Section 8.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (d) NOTES. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Notes subject to such assignment, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit F hereto,
     (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Borrower. Within five Business Days after its receipt of such notice, Borrower, at its own expense, shall execute and deliver to Agent, in exchange for the surrendered Note, a new Note to the order of such Eligible Assignee in an aggregate amount equal to the Advance assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained an Advance hereunder, a new Note to the order of the assigning Lender in an aggregate amount equal to the Advance retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the Advances outstanding on the effective date of the Assignment and Acceptance, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

               (e) PARTICIPATION. Subject to the provisions of Section 8.7(i), each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Advances owing to it and the Note held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of such Note for all purposes of this Agreement, (iv) Borrower, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest (other than interest payable pursuant to Section 2.5(b)) on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest (other than interest payable pursuant to Section 2.5(b)) on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

               (f) DISCLOSURE. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.7, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower furnished to such Lender by or on behalf of Borrower; PROVIDED, HOWEVER, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

               (g) ASSIGNMENT TO FEDERAL RESERVE BOARD. Notwithstanding any other provision set forth in this Agreement, any Lender (including any Eligible Assignee of any Lender) may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement and the other Loan Documents (including, without limitation, the Advances owing to it and the Notes held by it) in favor of or to any Federal Reserve Bank without notice to, or consent of, Borrower or Agent.

               (h) TAXES. Notwithstanding the provisions of Section 2.8, Borrower shall not be liable for (i) any Taxes or Other Taxes, that are incurred by any Affiliate of any Lender when such Affiliate becomes a Lender under Section 8.7(a) to the extent such Taxes or Other Taxes exceed the Taxes or Other Taxes that would have been incurred by such Lender, or
     (ii) any Taxes or Other Taxes, that are incurred by any participant referred to in Section 8.7(e).

          SECTION 8.8. HEADINGS. Article and Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          SECTION 8.9.  CONSENT TO JURISDICTION.

               (a) JURISDICTION. Borrower hereby irrevocably submits to the jurisdiction of any California or federal court sitting in the County of Los Angeles, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such courts. Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

               (b) LEGAL PROCESS. Nothing in this Section 8.9 shall affect the right of any Lender or Agent to serve legal process in any other manner permitted by law or affect the right of any Lender or Agent to bring any action or proceeding against Borrower or its property in the courts of other jurisdictions.

          SECTION 8.10. CONFIDENTIALITY. Neither Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of Borrower, other than (a) to Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis; (b) as required by any law, rule or regulation or judicial process; and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking. If any Lender or Agent is required by any law, rule or regulation or judicial process to disclose any Confidential Information, such Lender or Agent, as the case may be, will promptly give notice to Borrower so that Borrower may seek a protective order or other appropriate remedy. If Borrower shall not obtain such protective order or other remedy, such Lender or Agent, as the case may be, will endeavor to furnish only that portion of the Confidential Information which such Lender or Agent believes to be legally required.

          SECTION 8.11. SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

          SECTION 8.12. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

          SECTION 8.13. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                     [Remainder of page intentionally blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                   DEP CORPORATION



                                   By:
                                        ----------------------------------------
                                        Name:
                                                 -------------------------------
                                        Title:
                                                 -------------------------------


                                   FOOTHILL CAPITAL CORPORATION, as a
                                   Lender and as Agent



                                   By:
                                        ----------------------------------------
                                        Name:
                                                 -------------------------------
                                        Title:
                                                 -------------------------------


                                   CITY NATIONAL BANK, as a Lender and as
                                   Co-Agent



                                   By:
                                        ----------------------------------------
                                        Name:
                                                 -------------------------------
                                        Title:
                                                 -------------------------------



                                   PNC BANK, N.A., as a Lender



                                   By:
                                        ----------------------------------------
                                        Name:
                                                 -------------------------------
                                        Title:
                                                 -------------------------------

                                   GOLDMAN, SACHS CREDIT PARTNERS, L.P., as a
                                   Lender



                                   By:
                                        ----------------------------------------
                                        Name:
                                                 -------------------------------
                                        Title:
                                                 -------------------------------


                                   CERBERUS PARTNERS, L.P., as a Lender



                                   By:
                                        ----------------------------------------
                                        Name:
                                                 -------------------------------
                                        Title:
                                                 -------------------------------


                                   TCW SPECIAL CREDITS FUND V - THE PRINCIPAL
                                   FUND, as a Lender



                                   By:
                                        ----------------------------------------
                                        Name:
                                                 -------------------------------
                                        Title:
                                                 -------------------------------


                                   By:  TCW ASSET MANAGEMENT COMPANY, its
                                        general partner



                                        By:
                                               ---------------------------------
                                           Name:

                                                    ----------------------------
                                           Title:
                                                    ----------------------------


                                        By:
                                               ---------------------------------
                                           Name:

                                                    ----------------------------
                                           Title:
                                                    ----------------------------


                                       S-2